SECURITIES & EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 9, 2003
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                             CENTRAL COAST BANCORP
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)



STATE OF CALIFORNIA                     0-25418                77-0367061
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(State or other jurisdiction)         (Commission file      (I.R.S. Employer
of incorporation or organization)      number)              Identification No.)



301 Main Street, Salinas, California                            93901
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(Address of Principal Executive Offices)                      (Zip Code)

Registrants telephone number including area code:          (831) 422-6642
                                                        --------------------

                                Not Applicable
         -------------------------------------------------------------
        (Former name or former address, if changed since last report).



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Item 5.  Other Events

Community Bank of Central California (the "Bank"), a subsidiary for the Registrant, reports that on September 15, 2003, the Monterey County Superior Court issued a Judgment confirming its preliminary ruling in the Writ of Mandate proceeding which was held on June 11, 2003, involving a dispute between the City of King and the Bank related to a Certificate of Deposit in the approximate amount of $4.4 million dollars. The Judgment ordered that a Peremptory Writ of Mandate issue requiring the Bank to return to the City of King the principal balance of the Certificate of Deposit in the approximate amount of $4.4 million dollars together with interest accrued at the rate of 6% per annum from March 1, 2003 through the date of the Judgment.

On September 30, 2003, Bank counsel filed pleadings requesting, among other matters, to stay enforcement of the Judgment pending a motion for new trial and to vacate and set aside the Judgment, Statement of Decision contained therein, and the Writ of Mandate, or to stay enforcement thereof pending the Bank's appeal of the Judgment. A hearing is scheduled on October 31, 2003, or as soon thereafter as the matter may be heard, in the Monterey County Superior Court, to consider the Bank's Motion for Stay of the Judgment. A hearing on the Bank's Motion for a New Trial and to vacate the Judgment will be set if the court agrees to consider it.

As previously reported in the Registrant's filings on Forms 8-K filed with the Securities and Exchange Commission on April 11, 2003 and June 12, 2003, and Form 10-Q for the quarterly period ended June 30, 2003, filed with the Securities and Exchange Commission on August 13, 2003, the Bank was served with an Application for a Writ of Mandate by the City of King which sought the return from the Bank of an approximate $4.4 million certificate of deposit assigned to the Bank as collateral security for an approximate $4.4 million loan made by the Bank to a private real estate developer (a limited liability company). The loan to the developer was made in conjunction with a redevelopment project with the City of King and/or its Community Development Agency. The City of King alleged the certificate of deposit was general fund monies it deposited with the Bank and was not intended as a pledge for a loan. The certificate of deposit matured on March 30, 2003 and the $4.4 million loan became due on April 3, 2003. The Bank advised the City of King of its intention to apply the proceeds of the certificate of deposit to payment of the loan. Another loan made by the Bank to the developer of this project is secured by a first deed of trust on the project in the approximate amount of $4.6 million. A notice of default on this loan was filed on April 21, 2003. Because the loans were not paid on the due dates, the Bank considers the loans impaired under applicable accounting standards. The aggregate amount of the two loans currently outstanding and past due in respect of this redevelopment project is approximately $9.0 million.

If the Judgment remains in effect despite the post-judgment motions or appeal by the Bank and therefore becomes final, the Bank could sustain the loss of the certificate of deposit as collateral security for the loan. In such event, the entire amount of approximately $4.4 million plus interest accrued as specified in the Judgment would likely become a charge to the Bank's allowance for loan losses because the nature and extent of other sources of recovery available to the Bank are uncertain at present.

The outcome of this dispute continues to be uncertain at the present time; however, the Bank intends to vigorously defend its rights in respect of the certificate of deposit and has instructed its attorneys to take all necessary steps to initiate appeal of the decision.





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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       CENTRAL COAST BANCORP


Date:  October 9 , 2003                By: /s/ ROBERT M. STANBERRY
                                       ----------------------------
                                       Robert M. Stanberry, CFO



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